GLOBALINK, INC.
                          9302 Lee Highway, 12th Floor
                            Fairfax, Virginia 22031

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Harry E. Hagerty, Jr. and John F. McCarthy, III, Esq. and each of them, with full power of substitution, as proxies to vote as designated on the reverse side, all the shares of common stock held by the undersigned at the annual meeting of shareholders of Globalink, Inc. to be held on December 2, 1996, at 10:00 A.M. at 9302 Lee Highway, 12th Floor, Fairfax, Virginia 22031, or any adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

[X}  Please mark your
     votes as in the
     example.

1.   AUTHORIZATION       FOR  AGAINST   ABSTAIN
     OF PREFERRED        [ ]    [ ]       [ ]
     SHARES


                                        This proxy will be voted as directed, or
                                        if no  direction is  indicated,  will be
                                        vote FOR all  nominees  listed above for
                                        election of  directors  and FOR adoption
                                        of the 1996 Stock Option Plan and in the
                                        discretion   of  the  persons  named  as
                                        proxies   with   respect  to  any  other
                                        business that may properly come before the meeting.

                                        If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made above.


SIGNATURE ______________  DATE ______  __________________________  DATE ______
                                       SIGNATURE, IF HELD JOINTLY


NOTE: Please sign exactly as names appears hereon. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.